May 29, 2002

To:        Purchasers of Series I Preferred Stock Listed at the End of This Letter

        RE:        Amendment No. 1 to Series I Preferred Stock Purchase Agreement

        This letter requests your agreement to amend the Series I Preferred Stock Purchase Agreement dated as of May 17, 2002 (the "Purchase Agreement") by and among Exabyte Corporation (the "Company"), you and the other purchasers ("Purchasers") named in the Purchase Agreement. Capitalized terms used in this letter shall have the meanings ascribed to them in the Purchase Agreement.

Need for Amendments

        We are requesting an amendment that we (i) register the Shares (which are the shares of Series I Preferred Stock) and the Warrants on a Form S-1 registration statement or any other registration form for which Exabyte is eligible and (ii) register the Conversion Stock and the Warrant Stock on a Form S-3 or Form S-1 registration statement or any other registration form for which Exabyte is eligible. This could result in the filing of more than one registration statement to register the securities for resale.

        Under Section 7.1(b) of the Purchase Agreement, the Company is required to file with the Securities and Exchange Commission, no later than 15 days after the Closing Date, "a Registration Statement on Form S-3" for the resale of the Shares, the Warrants, the Conversion Stock and the Warrant Stock. However, the Form S-3 rules permit us to register for resale only securities that are listed on a national securities exchange or a Nasdaq market. The Conversion Stock and the Warrant Stock (the common stock issuable upon conversion of the Series I Preferred or upon exercise of the springing Warrants) satisfy this requirement. However, the Series I Preferred and Warrants are not listed on Nasdaq and, therefore, cannot be registered for resale on a Form S-3. Thus, we cannot accomplish fully what is contemplated by the Stock Purchase Agreement.

        In addition, we are requesting that you agree to (1) a six-day extension of the time by which we are required to file the resale registration statement(s) for the Conversion Stock and Warrant Stock from June 1, 2002 (15 days after the Initial Closing) to the close of business on June 7, 2002, (2) a twenty-day extension of the time by which we were required to file the resale registration statement for the Series I Preferred and Warrants from June 1, 2002 to June 21, 2002, (3) correspondingly an extension of the date by which we are to have the registration statement for the Conversion Stock and Warrant Stock effective from 90 days to 96 days after the Initial Closing, and (4) correspondingly an extension of the date by which we are to have the registration statement(s) for the Series I Preferred and Warrants effective from 90 days to 110 days after the Initial Closing.

Reasons for the Proposed Amendments

        The reasons that we think you should approve the amendments are as follows:

               --     We cannot register the Shares and the Warrants on a Form S-3 because the Shares and the Warrants are not listed on Nasdaq;

               --     It will take Exabyte longer to prepare a registration statement on Form S-1 than on Form S-3 because the disclosure requirements are more extensive and the Company cannot incorporate information by reference to its other publicly filed documents; and

               --     We have determined it is advisable under the securities laws to have a binding agreement for all of the
                       Series I Preferred that we plan to sell before we file a registration statement on Form S-3 for the
                       Conversion Stock and Warrant Stock.

Amendment

We are requesting that you agree to amend Section 7.1 of the Purchase Agreement:

               --     so that the Company's obligation to file a resale registration statement with respect to the Shares and
                       Warrants shall be on Form S-1 or any other form for which Exabyte is eligible;

               --     so that the Company's obligation to file a resale registration statement with respect to the Conversion
                       Stock and the Warrant Stock shall be on Form S-3, Form S-1 or any other form for which Exabyte is eligible;

               --     to extend the date by which we were required to file the resale registration statement for the Conversion
                       Stock and Warrant Stock until the close of business on June 7, 2002 and correspondingly to extend the date by which we are to have the registration statement for the Conversion Stock and Warrant effective from 90 days to 96 days after the Closing Date as stated in Sections 7.1(b), 7.1(d) and 7.1.2; and

               --     to extend the date by which we are required to file the resale registration statement(s) for the Shares and
                       Warrants until the close of business on June 21, 2002 and correspondingly to extend the date by which we are to have such registration statement(s) effective from 90 days to 110 days after the Closing Date as stated in Sections 7.1(b), 7.1(d) and 7.1.2.

        All other provisions of the Purchase Agreement shall remain in full force and effect. This amendment to the Purchase Agreement will be effective upon approval by 75% in interest of the Purchasers.

        Please evidence your agreement to the amendment to the Purchase Agreement by signing below. We request that you return the signed copy of this letter to us in the enclosed self-addressed overnight courier envelope as soon as possible.

        Please feel free to contact us with any questions or comments you have concerning these matters.

Very truly yours,
EXABYTE CORPORATION
By: /s/ Stephen F. Smith
Title: VP, General Counsel & Secretary

ACCEPTED AND AGREED:

State of Wisconsin Investment Board
By:	/s/ John F. Nelson, Investment Director
Name:	John F. Nelson
Title:	Investment Director
Address:
121 East Wilson Street
Madison, WI 53702
Facsimile: (608) 266-2436

Meritage Private Equity Fund, L.P.
Meritage Private Equity Parallel Fund, L.P.
Meritage Entrepreneurs Fund, L.P.

By Meritage Investment Partners, LLC
     general partner

By:	/s/ G. Jackson Tankersley, Jr.
Name:	G. Jackson Tankersley, Jr.
Title:
Address:
1600 Wynkoop Street, Suite 300
Denver, Colorado 80202
Facsimile: (303) 352-2050

Crestview Capital Fund, LP
Crestview Capital Fund II, LP
Crestview Capital Offshore Fund, Inc.

By  Kingsport Capital Partners, LLC
      General Partner

By:	/s/ Stewart R. Flink
Name:	Stewart R. Flink
Title:	Managing Member
Address:
95 Revere Drive
Northbrook, Illinois
Facsimile: (847) 559 5807

Valley Ventures II, L.P.

By VV II Management, L.L.C.
     General Partner

By:	/s/ Jock M. Holliman
Name:	Jock M. Holliman
Title:	Managing Member
Address:
6720 N. Scottsdale Road, Suite 280
Scottsdale, Arizona 85253
Facsimile: (480) 661 6262

Millennial Holdings LLC
The Millennial Fund
Tankersley Family Limited Partnership

By G. Jackson Tankersley, Jr.

By:	/s/ G. Jackson Tankersley, Jr.
Name:	G. Jackson Tankersley, Jr.
Title:
Address:
1600 Wynkoop Suite 300
Denver, CO 80202
Facsimile: (303) 352 2050

Hexagon Investments LLC
Grandhaven LLC
Legacy Enterprises LLC
Labyrinth Enterprises LLC

By: Hexagon Investments, Inc.
      Manager

By:	/s/ Brian Fleischmann
Name:	Brian Fleischmann
Title:	VP
Address:
Larimer Square
1407 Larimer Street, Suite 300
Denver, CO 80202
Facsimile: (303) 571 1221

Allen Builder
By:	/s/ Allen A. Builder
Name:	Allen A. Builder
Title:
Address:
Builder Investment Group, Inc
5 Piedmont Center, Suite 700
Atlanta, GA 30305
Facsimile: (404) 237 3168

Mark Rossi
By:	/s/ Mark Rossi
Name:	Mark Rossi
Title:
Address:
717 Fifth Avenue, Suite 1100
New York, NY 10022
Facsimile: (212) 826 6798

The Sama Partnership

By Alicia Sama Rodriguez
     General Partner

By:
Name:
Title:
Address:
2100 Gulf Boulevard, #1201
South Padre Island, TX 78597
Facsimile: (303) 417 7142